EXHIBIT 10.1
PURCHASE AGREEMENT
     This Purchase Agreement (the “Agreement”) is made and entered into as of August 25, 2006 between (i) InsCorp, Inc., a Tennessee corporation (“Purchaser”), and (ii) Civitas BankGroup, Inc., a Tennessee corporation (“Seller”). Insurors Bank of Tennessee, a Tennessee banking corporation (the “Bank”), joins in this Agreement for the limited purposes set forth in paragraphs 4.5 and 4.7.
R E C I T A L S:
     WHEREAS, Purchaser and Seller each own 295,000 shares (50%) of the common stock, no par value per share, (the “Shares”) of the Bank;
     WHEREAS, Purchaser has agreed to purchase from Seller and Seller has agreed to sell to Purchaser all the Shares owned by Seller (the “Seller Shares”);
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the Parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     1.1. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
     “Additional Consideration” means a minimum of the amount equal to the product of (i) Ten Thousand Dollars ($10,000.00); and (ii) the number of thirty day periods (up to a maximum of three (3) thirty day periods) after the Target Date, until the Closing occurs.
     “Agreement” means this Agreement, as amended or modified from time to time in accordance with paragraph 7.2.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in Nashville, Tennessee, are authorized or required to close for regular banking business.
     “Closing” and “Closing Date” have the meanings set forth in paragraph 2.3(a).
     “Consideration” means the Original Consideration and the Additional Consideration, if any.
     “Deposit Funds” means the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000.00).
     “Execution Date” has the meaning set forth in paragraph 2.4(a).

     “Force Majeure” means any circumstance beyond the reasonable control of any Party which delays or renders impossible the performance of any of its obligations under this Agreement; events of Force Majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of terrorism, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any Governmental Authority. One determining factor in defining such Force Majeure shall be the reduction in both the Dow Jones Industrial Index and the American Banker Bank Index of at least 10% over the course of five (5) trading days which is not thereafter regained.
     “FRB” means the Board of Governors of the Federal Reserve System.
     “Government Authority” means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.
     “Joint Venture Agreement” means the Joint Venture Agreement dated as of August 26, 1999, as amended by that certain Amendment to Joint Venture Agreement dated November 30, 1999, and that certain Second Amendment to Joint Venture Agreement dated November 20, 2000.
     “Lien” means any charge, mortgage, pledge, security interest, restriction, option, right of first refusal, limitation on voting right, claim, lien, or encumbrance.
     “Original Consideration” means the greater of (i) the amount equal to the product of (x) 1.5 and (y) 50% of the total shareholders’ equity of the Bank on the last day of the month prior to the month in which the Closing occurs, or (ii) $4,500,000 (such amount in this subparagraph (ii) to be increased by an amount equal to the product of (a) $10,000 and (b) the number of full thirty day periods (up to a maximum of three (3) thirty day periods) after the Target Date, until the Closing occurs). To the extent that the expenses of the Bank exceed those projected in the Bank’s approved budget, such excess shall be added back to the Bank’s “shareholders’ equity” for purposes of calculating the Original Consideration.
     “Parties” mean Purchaser, Seller, and, where specifically applicable, the Bank.
     “Person” means any individual, corporation, company, partnership (limited or general), joint venture, association, trust, or other entity, or similar contractual arrangement or relationship.
     “Regulatory Delay” means a delay in the approval of the Transaction by a Government Authority where Purchaser has filed an application or notice with a Government Authority within ten (10) Business Days of the date hereof and responded to any questions or concerns raised by such Government Authorities within a reasonable period of time following receipt of such questions or concerns; provided, however, that a Regulatory Delay shall not be deemed to be occurring solely as a result of Purchaser’s failure to obtain the financing necessary to consummate the Transaction.
     “Shares” and “Seller Shares” have the meanings set forth in the Recitals.

     “Subsequent Sale” means a merger, share exchange, acquisition, consolidation or other similar transaction involving, or any sale, or series of sales, of all or at least 50% of the assets or capital stock of the Bank to a party other than Purchaser or a wholly owned subsidiary of Purchaser.
     “Subsequent Sale Consideration” means the total consideration, including any consideration received in the form of an earnout or similar contingent or delayed arrangement, received by the equity owners of the Bank, as applicable, in connection with a Subsequent Sale. In the event that the Subsequent Sale Consideration paid to the then equity owners of the Bank, as the case may be, in connection with any such Subsequent Sale, is in the form of equity securities or some other form of ownership interests in the acquiring entity or a related party or affiliate thereof or the surviving entity, then Purchaser and Seller shall use their reasonable best efforts to determine the value of such equity securities for the purpose of calculating the Subsequent Sale Consideration. If Seller and Purchaser cannot agree to the value of the equity securities, then Seller shall be entitled to either accept such equity securities as the Subsequent Sale Consideration or engage, at its sole cost and expense, an independent third party valuation firm, reasonably acceptable to Purchaser, to perform a valuation of such equity securities or other form of ownership interest, for the purpose of determining the value of such equity securities and receive such value in cash in lieu of such equity securities. The determination of the value of such equity securities by the third party valuation firm shall be conclusive, final and binding upon Seller and Purchaser.
     “Subsequent Sale Excess Amount” has the meaning set forth in paragraph 2.5(a).
     “Target Date” means December 15, 2006, or such later date as the Parties may have agreed on in writing.
     “Termination Date” means March 15, 2007, or such later date as the Parties may have agreed on in writing.
     “Transaction” means the purchase and sale of the Seller Shares for the Consideration set forth in paragraph 2.2.
ARTICLE II
THE TRANSACTION
     2.1. Purchase and Sale of Seller Shares. Subject to the terms and conditions of this Agreement, upon fulfillment or waiver of each condition to Closing (as set forth in Article V hereof), Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from Seller the Seller Shares, free and clear of all Liens. Seller shall deliver or cause to be delivered to Purchaser on the Closing Date certificates representing the Seller Shares endorsed in blank.

     2.2. Consideration.
             (a) Original Consideration. If the Closing occurs on or before the Target Date, Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the Original Consideration, less the Deposit Funds.
             (b) Additional Consideration. If the Closing occurs after the Target Date, other than as a result of (i) a breach by Seller of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in paragraph 5.2, (ii) a material breach by Seller of any of the covenants or agreements of Seller contained herein, (iii) a Force Majeure that shall have occurred prior to the Target Date and be continuing thereafter, or (iv) a Regulatory Delay, then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the sum of the Original Consideration and the Additional Consideration, less the Deposit Funds. If the Closing occurs after the Target Date as a result of items (i), (ii), (iii), or (iv) of this paragraph 2.2(b), then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the Original Consideration.
     2.3. Closing.
             (a) The closing of the Transaction (the “Closing”) will take place at the offices of the Bank, 2505 21st Avenue, South, Suite 204, Nashville, Tennessee, at such time, date and place as Purchaser shall determine, but in no event earlier than after all conditions to Closing set forth in Article V have been satisfied or waived by the party entitled to the benefit thereof; provided, however, that such date shall not be later than the Termination Date (any such date, the “Closing Date”).
             (b) At the Closing, Seller shall deliver to Purchaser a certificate or certificates representing the Seller Shares endorsed in blank and, subject to paragraph 2.5(b), Purchaser shall deliver to Seller the Consideration described in paragraph 2.2.
     2.4. Deposit Funds.
             (a) Upon the date of full and complete execution by the Parties of this Agreement (the “Execution Date”), Purchaser shall pay to Seller the Deposit Funds, in the form of a bank cashier’s check or wire transfer of immediately available funds.
             (b) Purchaser and Seller acknowledge that the Deposit Funds, without regard to any interest earned thereon, shall be applied towards payment of the Consideration if the Closing occurs, and the Deposit Funds, and any interest earned thereon, will be held by Seller.
             (c) If the Agreement has been validly terminated by (i) Purchaser or Seller pursuant to paragraph 6.1(a), or (ii) Purchaser pursuant to paragraph 6.1(b), Seller shall pay back to Purchaser, immediately upon termination, an amount equal to the Deposit Funds in the form of a bank cashier’s check or wire transfer of immediately available funds.
             (d) If the Agreement has been validly terminated by (i) Seller pursuant to paragraph 6.1(b) on or before the Target Date, (ii) Purchaser pursuant to paragraph 6.1(c) and in the case of a delay caused by Force Majure, such Force Majure is continuing at the time of such termination, or (iii) by Purchaser or Seller pursuant to paragraph 6.1(e) on or before the Target Date, Seller shall be entitled to retain one-half (1/2) of the Deposit Funds, and any interest earned thereon, and Seller shall pay back to Purchaser, immediately upon such a termination, an amount equal to one-half (1/2) of the Deposit Funds in the form of a bank cashier’s check or wire transfer of immediately available funds.
             (e) If the Agreement has been validly terminated by (i) Seller pursuant to paragraph 6.1(b) after the Target Date, or (ii) Purchaser or Seller pursuant to paragraph 6.1(d), Seller shall be entitled to retain all of the Deposit Funds, and any interest earned thereon.
     2.5. Subsequent Sale of the Bank.
             (a) If the Bank consummates a Subsequent Sale before the first anniversary of the Closing Date; then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the amount, if any, by which (i) one-half of the Subsequent Sale Consideration exceeds (ii) the Consideration received by Seller pursuant to paragraph 2.2 (the “Subsequent Sale Excess Amount”).
             (b) If the Bank consummates a Subsequent Sale on or after the first anniversary and before the second anniversary of the Closing Date; then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) an amount equal to fifty percent (50%) of the Subsequent Sale Excess Amount, if any.
             (c) The Subsequent Sale Excess Amount owed to Seller pursuant to either paragraph 2.5(a) or (b) shall be paid by Purchaser at or immediately before the effective time of the consummation of the Subsequent Sale; provided, however, if any portion of the Subsequent Sale Consideration is to be paid in the form of an earnout after the consummation of the Subsequent Sale, Purchaser shall pay to Seller its portion of the Subsequent Sale Excess Amount that results from the earnout at or immediately before the payment of such earnout to the equity owners of the Bank, as applicable.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties of Seller. Seller represents and warrants to Purchaser the following, as of the date hereof:
             (a) Title of Shares and Voting Rights. Seller is the legal and beneficial owner of the Seller Shares. Seller has good and marketable title to the Seller Shares, free and clear of all Liens. Seller has full legal power, authority and right to vote the Seller Shares without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, except for this Agreement or the Joint Venture Agreement, Seller has not (a) entered into any voting agreement with any Person with respect to Seller Shares, (b) granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to such shares, (c) deposited any of the Seller Shares in a voting trust or (d) entered into any arrangement or agreement with any person or entity limiting or affecting his or her legal power, authority or right to vote Seller Shares. The Seller Shares constitute 50% of the outstanding Shares.
             (b) Organization and Qualification. Seller is a Tennessee corporation duly organized, validly existing and in good standing under the laws of Tennessee.
             (c) Authorized and Effective Agreement. Seller has the full power and authority, and is duly authorized to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and is legally binding upon and enforceable against Seller in accordance with its terms; subject to general principles of equity, and applicable bankruptcy, insolvency, reorganization or other similar laws of general application related to creditors’ rights and remedies.
             (d) No Conflict. Except as set forth on Schedule 3.1(d), if any, neither the execution nor delivery of this Agreement nor the consummation of the Transaction will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on the Seller Shares under any agreement, instrument, order, judgment or decree to which Seller is a party, is bound or is subject and no further action is required to be taken by Seller, nor is it necessary for Seller to obtain any action, approval or consent by or from any Person or Government Authority to enable Seller to enter into or perform its obligations under this Agreement, except for filings of applications or notices with the FRB and/or Tennessee Department of Financial Institutions, as required.
             (e) Brokers. No broker, investment banker, financial advisor or other Person on behalf of Seller is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction that will cause any payment obligation on the part of Purchaser.
             (f) Litigation. No litigation, claim or other proceeding before any court or Government Authority is pending or to Seller’s knowledge threatened against Seller, its officers or directors, that if determined adversely to Seller, would materially impair the ability or the obligation of Seller to perform fully on a timely basis its obligations under this Agreement.
     3.2. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller the following as of the date hereof:
             (a) Organization and Qualification. Purchaser is a Tennessee corporation duly organized, validly existing and in good standing under the laws of Tennessee.
             (b) Authorized and Effective Agreement. Purchaser has the corporate power and authority and is duly authorized to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Purchaser and is legally binding upon and enforceable against Purchaser in accordance with its terms.
             (c) No Conflict. Neither the execution nor delivery of this Agreement nor the consummation of the Transaction will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under Purchaser’s articles of incorporation, bylaws, or other organizational document, as applicable, or result in the creation of any Lien or any agreement, instrument, order, judgment or decree to which Purchaser is a party, is bound or is subject and no further action is required to be taken by Purchaser, nor is it necessary for Purchaser to obtain any action, approval or consent by or from any third persons or Government Authority, to enable Purchaser to enter into or perform its obligations under this Agreement, except for filings of applications or notices with the FRB and/or Tennessee Department of Financial Institutions, as required.
             (d) Brokers. No broker, investment banker, financial advisor or other Person on behalf of Purchaser is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement that will cause any payment obligation on the part of Seller.
             (e) Litigation. No litigation, claim or other proceedings before any court or Government Authority is pending, or to Purchaser’s knowledge, threatened against Purchaser, its officers or directors, that if determined adversely to Purchaser, would materially impair the ability or the obligations of Purchaser to perform fully on a timely basis its obligations under this Agreement.
             (f) Investment Intent. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risk and merits associated with its acquisition of the Seller Shares and is acquiring the Seller Shares for its own investment, with no present intention of making a public distribution thereof. Purchaser will not sell or otherwise dispose of the Seller Shares in violation of the Securities Act of 1933, as amended, or any state securities laws.
             (g) Sufficient Funds. At the time of Closing, Purchaser will have sufficient funds available to consummate the Transaction.
ARTICLE IV
COVENANTS
     4.1. Cooperation. Each of Seller and Purchaser agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as contemplated hereunder as promptly as practicable and each of Purchaser and Seller shall use its reasonable best efforts to cooperate with the other to that end.
     4.2. Filings with Government Authorities. Within ten (10) Business Days following the date hereof, Purchaser shall prepare all filings required to be filed with Government Authorities to consummate the Transaction and submit the filings for approval with the FRB, if required, and any other Government Authority, the approval of which is required. Seller shall furnish all information concerning it as may be reasonably requested by Purchaser in connection with the preparation of such filings with Government Authorities. Purchaser agrees to (a) make draft copies of such filings (except for any confidential portions thereof) available to Seller at least one (1) business day prior to the filing thereof, (b) request confidential treatment by the appropriate Government Authority of all information submitted in the applications entitled to confidential treatment, (c) promptly provide Seller with a copy of the filings as filed (except for any confidential portions thereof) and all approvals, denials, requests, notices, orders, opinions, correspondence and other documents with respect thereto, (d) use its reasonable best efforts to obtain all approvals of Government Authorities required to consummate the Transaction prior to December 15, 2006.
     4.3. Notification of Certain Matters. Each of Seller and Purchaser shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to prevent such Party from consummating the Transaction or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.
     4.4. Transfer and Voting. Seller shall continue to own and shall not assign, transfer, or otherwise dispose of, or in any way subject to any Lien, the Seller Shares, except as contemplated by this Agreement and shall at all times from the date hereof, through the Closing, maintain the full right, power and authority to vote the Seller Shares free of restrictions, arrangements or limitations thereon.
     4.5. Capital Expenditures. From the date hereof until the Closing, the Bank shall not, and Purchaser shall use its reasonable best efforts to cause the Bank not to, make any capital expenditures (other than capital expenditures set forth in Schedule 4.5, if any) in excess of $50,000 without the prior written consent of Seller, which shall not be unreasonably withheld; provided, however, that the Bank shall be permitted to make any capital expenditure that has been unanimously approved by the Bank’s board of directors, as applicable, or that is required by the FRB.
     4.6. Delivery of Documents. At the Closing, each of Purchaser and Seller shall deliver certificates and other documents required to be delivered under Article V hereof.
     4.7. Operation of the Bank Prior to Closing. From the date hereof until the Closing, or the earlier termination of this Agreement in accordance with Article VI, the Bank shall, and each of Purchaser and Seller shall use its reasonable best efforts to cause the Bank to, operate in the ordinary course of business consistent with past practice and the approved budget of the Bank, including but not limited to the calculation of the Bank’s loan loss reserves and the incurrence of general operating expenses.
ARTICLE V
CONDITIONS TO CONSUMMATION OF THE TRANSACTION
     5.1. Conditions to Obligations of Seller. The obligation of Seller to consummate the Transaction is subject to the fulfillment of each of the following conditions or written waiver thereof by Seller:
             (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by the Chief Executive Officer of Purchaser to such effect.
             (b) No Injunction. No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.
             (c) Regulatory Approvals. All approvals from Government Authorities required to consummate the Transaction shall have been obtained by Purchaser and such approvals shall remain in full force and effect.
             (d) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser under this Agreement at or before the Closing, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by the Chief Executive Officer of Purchaser to such effect.
             (e) General Release. Purchaser shall provide a general release to the Seller, releasing Seller, its predecessors, successors, subsidiaries, affiliates, officers, directors, shareholders, and agents, from and for any and all claims, demands, liability, damages, costs (including attorney’s fees), and obligations of any kind in its favor (whether known or unknown) which arise out of Purchaser’s ownership of Shares, except for claims arising under this Agreement.
     5.2. Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the Transaction is subject to the fulfillment of each of the following conditions or written waiver thereof by Purchaser:
             (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Purchaser shall have received a certificate, signed on behalf of Seller by the Chief Executive Officer of Seller to such effect.
             (b) No Injunction. No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.
             (c) Regulatory Approvals. All approvals from Government Authorities required to consummate the Transaction shall have been obtained by Purchaser and such approvals shall remain in full force and effect.

             (d) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Closing, and Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by the Chief Executive Officer of Seller to such effect.
             (e) General Release. Seller shall provide a general release to the Purchaser, releasing Purchaser, its predecessors, successors, subsidiaries, affiliates, officers, directors, shareholders, and agents, from and for any and all claims, demands, liability, damages, costs (including attorney’s fees), and obligations of any kind in its favor (whether known or unknown) which arise out of Seller’s ownership of Shares, except for claims arising under this Agreement.
ARTICLE VI
TERMINATION
     6.1. Termination. This Agreement may be terminated, and the Transaction may be abandoned:
             (a) Mutual Consent or Seller Causing Regulatory Denial. At any time before the Closing, by (i) the mutual written consent of Purchaser and Seller, or (ii) Purchaser in the event that Purchaser has failed to obtain all approvals from Government Authorities required to consummate the Transaction, and such failure is the direct result of Seller’s material breach of a representation, warranty, covenant, or agreement contained herein.
             (b) Breach. At any time before the Closing, by Purchaser on the one hand or Seller on the other hand, in the event of: (i) a material breach by Purchaser on the one hand or Seller on the other hand, as the case may be, of any representation or warranty contained herein, which breach cannot be or has not been cured within the earlier of 30 days after the giving of written notice to the breaching Party or Parties of such breach and the Termination Date; or (ii) a material breach by Purchaser on the one hand or Seller on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of 30 days after the giving of written notice to the breaching Party or Parties of such breach and the Termination Date; provided, however, that Seller shall not be entitled to terminate this Agreement under this paragraph 6.1(b) for any breach or alleged breach of any of the representations and warranties of Purchaser if such breach does not render Purchaser incapable of delivering the Consideration at the Closing, or does not prevent the receipt of any requisite approvals from Government Authorities.
             (c) Target Date Delay. At any time on or before the Target Date, by Purchaser, if the Transaction has not been consummated by such Target Date or such later date as such period may be extended by the Purchaser in the event of a Regulatory Delay or Force Majeure, but in no event later than March 15, 2007.
             (d) Termination Date Delay. At any time before the Closing, by Purchaser on the one hand or Seller on the other hand, if the Transaction has not been consummated by the Termination Date, except to the extent that the failure of the Transaction then to be consummated arises out of or results from (i) the material breach by the Party seeking to terminate pursuant to this paragraph 6.1(d) of any representation, warranty, covenant, or agreement of such Party contained, (ii) a Regulatory Delay, or (iii) a Force Majeure that occurred prior to the Target Date and is continuing at the time of such termination.
             (e) Denial of Approval by Government Authority. At any time prior to the Closing by Purchaser or Seller if any Government Authority shall have (i) denied by final, nonappealable action any approval required to consummate the Transaction; (ii) requested permanent withdrawal of any application for such approval; or (iii) entered any injunction, decree or other order preventing consummation of the Transaction.
     6.2. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this Article VI, except for paragraph 2.4 in its entirety and this Article VI, which shall survive to the fullest extent permitted by law, (a) this Agreement shall be void and of no further effect, and (b) other than Seller’s right to retain the Deposit Funds and any interest earned thereon as permitted by the terms of this Agreement, there shall be no liability by reason of this Agreement, or the termination thereof on the part of Purchaser or Seller or the respective directors, officers, employees, agents or shareholders of any of them, unless such termination results from a Party’s willful or reckless misrepresentation or intentional or reckless breach of any covenant or representation or warranty contained herein. In such event, the terminating Party shall have all remedies available to it at law or in equity.
     6.3. Seller Option. In the event of a termination by (i) Seller pursuant to paragraphs 6.1(b) or (d), or (ii) Purchaser pursuant to paragraphs 6.1(c) or (d), within thirty (30) days after such Termination Date, Seller has the option to notify Purchaser in writing of Seller’s intent to purchase all Shares owned by Purchaser pursuant to the same terms and conditions described in this Agreement as Purchaser’s right to purchase the Seller Shares from Seller, except for the parenthetical adjustment to the minimum Original Consideration of $4,500,000 set forth in the definition of Original Consideration contained in this Agreement and the payment of the Additional Consideration.
ARTICLE VII
MISCELLANEOUS
     7.1. Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing.
     7.2. Waiver; Amendment. Before the Closing, any provision of this Agreement may be (a) waived by the Party benefited by the provision or (b) amended or modified at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement.
     7.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
     7.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such State.

     7.5. Expenses. Each Party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.
     7.6. Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such Party may specify by notice to the Parties hereto.

(a)	If to Purchaser, to:	InsCorp, Inc.
c/oInsurors Bank of Tennessee
2505 21st Avenue, South
Suite 204
Nashville, Tennessee 37212
Attn: Michael A. Qualls
Telephone No. (615) 515-2266
Telecopy No. (615) 515-2285

	With a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz
211 Commerce Street
Suite 1000
Nashville, Tennessee 37201
Attn: Steven J. Eisen
Telephone No. (615) 726-5718
Telecopy No. (615) 744-5718

(b)	If to Seller, to:	Civitas BankGroup, Inc.
810 Crescent Centre Drive
Suite 320
Franklin, Tennessee 37067
Attn: Richard Herrington
Telephone No. (615) 263-9500
Telecopy No. (615) 846-5005

	With a copy to:	Bass, Berry & Sims PLC
AmSouth Center, Suite 2700
315 Deaderick Street
Nashville, Tennessee 37238
Attn: D. Scott Holley
Telephone No. (615) 742-7721
Telecopy No. (615) 742-2813
or
Attn: Bob F. Thompson, Esq.
Telephone No. (615) 742-6262
Telecopy No. (615) 742-2762

     7.7. Entire Understanding; Third Party Beneficiaries. This Agreement, together with the other documents to be delivered in connection with the Transaction, represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     7.8. Severability. If any provision of this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.
     7.9. Enforcement of the Agreement. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     7.10. Interpretation. When a reference is made in this Agreement to paragraphs, Exhibits, or Schedules, such reference shall be to a paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year in the preamble of this Agreement.
     7.11. Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
     7.12. Joint Venture Agreement. The Parties acknowledge that this Agreement has been executed and entered into outside the terms and conditions of the Joint Venture Agreement, but upon termination of this Agreement without consummation of the Transaction, the Joint Venture Agreement will continue to be in full force and effect unless otherwise agreed by the Parties; provided however, that the provisions of Article 10 of the Joint Venture Agreement shall not apply to any purchase by Seller of the Shares owned by Purchaser in accordance with the terms of paragraph 6.3 hereof. Upon the consummation of the Transaction, Seller and Purchaser acknowledge that the Joint Venture Agreement shall be terminated and waive all requirements thereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year hereinabove first written.

INSCORP, INC.
By:	/s/ C. Lewis Patten, Jr.
	Name:	C. Lewis Patten, Jr.
	Title:	Chairman

CIVITAS BANKGROUP, INC.
By:	/s/ Richard E. Herrington
	Name:	Richard E. Herrington
	Title:	President & CEO

INSURORS BANK OF TENNESSEE
By:	/s/ Michael A. Qualls
	Name:	Michael A. Qualls
	Title:	President/CEO